UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

AMERICAN PETRO-HUNTER INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-22723 (Commission File No.)	98-0171619 (IRS Employer Identification No.)

Suite 205 – 16055 Fraser Highway

Surrey, British Columbia, Canada V3S 2W9

(Address and telephone number of principal executive offices) (Zip Code)

(604) 507-2181

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors, Principal Officers; Election of Directors;
Appointment of Principal Officers

(b)	Resignation of Chief Financial Officer and Director

Mr. Peter Rook-Green resigned as American Petro-Hunter Inc.'s (the "Company") Chief Financial Officer and from the Board of Directors of the Company effective May 25, 2006.

(c)	Appointment of Chief Financial Officer

Mr. Patrick A. McGowan was appointed as the Company's interim Chief Financial Officer effective May 25, 2006 and will serve until such time the Company is able to secure a replacement. Mr. McGowan currently serves as a Director, Chief Executive Officer and President of the Company.

Mr. McGowan has served as the President of the Company since April 16, 1998. Additionally from November 2001, Mr. McGowan has served as the Executive Vice-President of MIV Therapeutics Inc., Vancouver, B.C., a company whose business is medical devices, that trades on the NASD OTC BB. From November 1997, he has served as President of American Hunter Exploration, Vancouver, B.C., a privately held Nevada corporation engaged in oil and gas exploration.  From February 1998, he has served as President and Director of U.S. Diamond Corp., Vancouver, B.C., the parent company of American Hunter Exploration, a public company involved in natural resources, which formerly traded on the TSX-V.  From September 1996 to April 1999, he served as President of Consolidated Ewing Industries Inc. (now Lyra Resources Ltd.), Vancouver, B.C., a company formerly engaged in oil and gas exploration, which is publicly traded on the TSX-V. From August 1997 to December 1997, he served as President and Director of Globenet Resources Inc., Vancouver, B.C., a public traded company traded on the TSX-V, engaged in natural resource exploration and development. From October 1992 to September 1996, he served as President and Director of The Indisposibles, Burnaby, B.C., a manufacturer and distributor of infant wear, incontinent and feminine hygiene products throughout North America and Europe. From January 1988 to September 1992, he served as Executive Vice President of Pacific Paper Products, Burnaby, B.C., a manufacturer and distributor of paperboard products in British Columbia and Alberta. Mr. McGowan received a Masters of Business Administration from the University of Western Ontario in 1965, and a Bachelor of Science in Finance and Economics from the University of Oregon in 1963.

Mr. McGowan has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(d)	Election of Director

On May 25, 2006 at a special meeting of the Board of Directors of the Company, the Board elected Mr. Mike Veldhuis to fill the vacancy on the Board created by the departure of Mr. Peter Rook-Green.

Mr. Veldhuis currently serves on the Board of Directors for Upton Capital Corporation which is a private corporation specializing in providing mortgages to individuals. Mr. Veldhuis worked as an Account Manager for GE Capital Solutions from 2004 until 2006 structuring financing proposals, analyzing companies and industries and maintaining client relationships. Prior to that, Mr. Veldhuis worked as a Teaching Assistant at both McGill University and Simon Fraser University in economics. Mr. Veldhuis received a Masters of Arts in Economics from McGill University, a Bachelor of Arts in Economics from Simon Fraser University and majored in Business Administration and Economics at Kwantlen University College. He is a level I candidate for Chartered Financial Analyst.

Mr. Veldhuis has not previously held any positions with the Company and there have been no related party transactions between Mr. Veldhuis and the Company. Mr. Veldhuis has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: May 31, 2006	/s/ Patrick McGowan
Patrick McGowan,
Chief Executive Officer,
President and Director

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